EXHIBIT 10.1

PROFESSIONAL RELATIONS AND CONSULTING AGREEMENT

THIS PROFESSIONAL RELATIONS AND CONSULTING AGREEMENT (the “Agreement”) is between MISTER GOODY, INC, a corporation organized under the laws of Florida, whose address is 14762 Wildflower Lane, Delray Beach, Florida 33446 (the "Company") and ACORN MANAGEMENT PARTNERS, L.L.C., a Georgia Limited Liability Company located at 1080 McGinnis Ferry Rd #1101, Alpharetta, GA 30005 (the "Consultant").

WHEREAS, the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and professional relations services designed to help the investing public knowledgeable about the benefits of ownership in particular companies for which it provides services.

WHEREAS, the Consultant has developed a proprietary multi-layered system designed to build long term relationships between the Company and the Consultant’s database of licensed financial professionals.

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, or any activities which require registration under the Securities Act of 1933 (the “Act"), the Securities and Exchange Act of 1934 (the “Exchange Act"), or the Investment Advisors Act and the Consultant does not offer services which may require regulation under federal or state securities laws.

WHEREAS, the Company agrees, after having a complete understanding of the services desired by the Company and the services to be provided by the Consultant, that the Company desires to retain Consultant to provide its services as more fully set forth herein (the “Services”) for the Company, and the Consultant is willing to provide the Services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

1.

DUTIES AND INVOLVEMENT

The Company hereby engages Consultant on a non-exclusive basis, and Consultant agrees to provide the Services to the Company which will include the various investor services:

•

Create a Full Market Awareness Program (the “Program”) that will be customized by the Consultant to fit Company’s needs in order to assist the Company in achieving its goals of creating awareness and knowledge about the Company and objectives over a period of time;

•

Drive long-term investors through Financial Professionals to own a company for fundamental reasons, therefore steadily increasing the shareholder base and creating a truly sophisticated market. This is done by creating relationships with professionals over a period of time.

•

Consult with the Company's management concerning assessment of current investor relations programs of the Company.

•

Expand the Company’s investor base through production of a Corporate Profile, Quick Facts and Conference Calls between financial professionals and the Company’s appointed executive to speak with such professionals. Consultant will reach out to approximately 3000 contacts each month and provide a monthly activity and broker report with all interested parties to the company with relevant contact information.

•

The Services will be performed and directed at a U.S. audience.

Consultant may include the following additional services: marketing surveys, confirmation of investor accreditation, professional financial investor support, strategic assistance to the Company’s business planning, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, stockholder communications, review and assistance in updating a business plan,  review and consulting advice on the capital structure for the Company, and consulting on corporate finance and/or investment banking issues, financial analyst and newsletter campaigns, conferences, seminars and national and international tours, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, television advertisements/commercials, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and obtaining third party research coverage. These services typically have additional third party fee’s, cost and service contacts associated with all of them and would be subject to additional funding by the Company at no cost to Consultant. Typical referred to as Third Party assistances.

Consultant will not distribute or disseminate any information concerning the Company in any form or medium, unless such information and the form and context in which it is to be presented has either (i) been provided to Consultant by the Company expressly for distribution or dissemination pursuant to this Agreement, or (ii) has been reviewed and approved in writing by the Company prior to its distribution or dissemination by Consultant. Consultant will provide the Company a reasonable amount of time to review and ensure the accuracy and completeness of all such information.

2.

RELATIONSHIP AMONG THE PARTIES

Consultant and Company acknowledge and agree that in providing the Services the Consultant will be acting as an independent contractor.  Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Consultant shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. The Consultant and its employees and agents are not officers, directors or agents of the Company, and will not be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company and the Consultant further acknowledge and agree that the Consultant does not have, through stock ownership or otherwise, the power to control the Company as “control” is defined in the Act, the Exchange Act, or as used in common usage.

3.

EFFECTIVE DATE, TERM AND TERMINATION

Subject to earlier termination according to the terms herein, this Agreement shall be effective on September 12, 2013 and will continue until September 12, 2014.

4.

TERM RENEWAL OR EXTENSION

This Agreement will not be automatically renewed or extended for any successive term unless by written mutual agreement on terms to be agreed upon.

5.

COMPENSATION AND PAYMENT OF EXPENSES

In consideration of the Services, the Company agrees to pay to the Consultant the following fees:

First 3 Month period

Cash:

$7,500 per month

Stock:

200,000 shares of restricted common shares of the Company

Second 3 Month period

Cash:

$7,500 per month

Stock:

$50,000 of restricted common stock of the Company to be priced at the closing bid price on December 12, 2013

Third 3 Month period

Cash:

$7,500 per month

Stock:

$50,000 of restricted common stock of the Company to be priced at the closing bid price on March 12, 2014

Fourth 3 Month period

Cash:

$7,500 per month

Stock:

$50,000 of restricted common stock of the Company to be priced at the closing bid price on June 12, 2014

Early Termination.   The Company may terminate the engagement at the end of any 90-day period with 6 days prior written (email) notice to the end of the period and will owe no payment in cash or stock from the date of termination.

Payment Terms.

Cash.  First payment will be made on the first day of engagement. All other payments will be made under said terms above. All cash payments will be made by wire.

Wells Fargo Bank NA

6175 Windward Parkway

Alpharetta, GA 30005

Phone 678-297-1062

ABA# 1xxxxxxx8

Acorn Management Partners

4080 McGinnis Ferry Road, Suite 1101

Alpharetta, Ga. 30005

Acct# 2xxxxxxxxxxxx7

(If Needed) International Swift Code WFBIUS6S

Stock:  All stock issued by the Company are fully earned the date of issue and must be issued in accordance to the terms agreed by both parties as set forth above.

Compensation and Payment of Expenses, within a 10-day grace period.

The stock shall be restricted and will bear the following restricted legend or something similar:

“The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof.  No transfer of these shares or any interest therein may be made except:  (i) pursuant to an effective registration statement under the Act; (ii) pursuant to and in accordance with the terms and conditions of Rule 144; or (iii) pursuant to an opinion of counsel satisfactory to the issuer that such transfer does not require registration under the Act.”

The stock will be delivered to:

ACORN MANAGEMENT PARTNERS, L.L.C.

4080 McGinnis Ferry Road, Suite 1101, Alpharetta, GA 30005

Tax ID Number 26-2597933

Reimbursable Expenses.  All expenses will be approved by the Company prior to being expensed by Consultant.

6.

CONSULTANT’S REPRESENTATIONS AND WARRANTIES

Consultant represents and warrants to, and covenants with, the Company, as follows:

a.

Consultant has the capacity, power and authority to enter into this Agreement and Consultant has the ability, experience and skills necessary to carry out its obligations under this Agreement;

b.

Consultant and its officers, employees, agents and consultants shall comply with all securities laws and regulations applicable to the Company and Consultant, and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade;

c.

Consultant shall, and shall cause its officers, employees, agents and co-consultants to act at all times in the best interests of the Company and to perform the services contemplated by this Agreement with the standard of care, skill and diligence of an experienced consultant with experience in performing investor relations, public relations and related types of services;

d.

Consultant, upon notice from the Company, will cease all services under this Agreement for the period directed by the Company without effect on the payment of compensation due hereunder;

e.

Consultant will not engage in any transaction involving the offer or sale of securities of the Company, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company, at any time that Consultant is in possession of material non-public information concerning the Company;

f.

Neither Consultant nor any of its affiliates or associates have or will act or be considered to act as a finder, underwriter, broker, dealer or promoter of any of the Company’s securities and none of the services required to be provided by Consultant under this Agreement shall require that they be registered as such. Further, Consultant agrees not to perform any services under this Agreement that would require such registration. All payments and authorizations under this Agreement constitute compensation for services performed or to be performed and do not constitute an offer, payment, promise or authorization for payment to Consultant, or its affiliates and/or associates to act as a finder, underwriter, broker, dealer or promoter of any of the Company’s securities;

g.

Consultant shall comply with all instructions and directions regarding the Services under this Agreement received from the Company;

h.

Neither Consultant nor any of Consultant’s officers, directors or employees is subject to any disciplinary action by either the Financial Industry Regulatory Authority (FINRA) or the U.S. Securities and Exchange Commission by virtue of any violation of such organization’s rules and regulations and that to the best of its knowledge; none of its affiliates or subcontractors are subject to any such similar disciplinary action; and

i.

Investment Intent: (a) Consultant represents that it understands that the shares of stock issued by the Company pursuant to this Agreement have not been registered for sale under Federal or state securities laws and that the shares are being offered and sold to Consultant pursuant to one or more exemptions from the registration requirements of such securities laws. Consultant is an “accredited investor” within the meaning of Regulation D under the United States Securities Act of 1933, as amended (the “Act”). In the absence of an effective registration of the shares or an exemption therefrom, any certificates for such securities shall bear an appropriate restrictive legend. Consultant understands that it must bear the economic risk of its investment in the shares for an indefinite period of time, as such shares have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available; and (b) Consultant represents to the Company that Consultant is acquiring the shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The shares may not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

7.

SERVICES NOT EXCLUSIVE

Consultant shall devote such of its time and effort necessary to the performance of the Services hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the Term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the Term of this Agreement, including, without limitation, providing services similar to the Services to companies who may compete with the Company.

8.

CONFIDENTIALITY

Each party acknowledges that it may have access to confidential information regarding the other party and its business. Consultant and the Company agree they will not, during or subsequent to the Term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the other party) any Confidential Information of the other party.  Confidential Information shall mean information that is not publicly known and which the party intends to keep confidential and informs the other party of its desire to keep confidential.

Consultant acknowledges that pursuant to this Agreement Consultant may receive confidential insider information about the Company. Consultant and any director, manager officer, employee, agent or other person acting on its behalf agrees not to disclose such information to anyone, including, but not limited to, the Consultant affiliate’s family, friends, business associates or affiliates, until such information has been approved for release by the Company and is released to the general public. Consultant shall not use such confidential insider information to arrange for or solicit to buy or sell shares of the Company either directly or indirectly through any person, until such information has been approved for release by the Company and is released to the general public.

9.

COMPLIANCE WITH LAW; INDEMNIFICATION

a.

In connection with all services performed pursuant to this Agreement, Consultant shall comply with all securities laws and regulations applicable to the Company or Consultant, and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade. Consultant will not engage in any transaction involving the offer or sale of securities of the Company, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company at any time that the Consultant is in possession of material non-public information concerning the Company.

b.

Consultant hereby covenants and agrees to indemnify the Company, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees incurred by any of them resulting from or arising out of any action by Consultant which constitutes a violation of any law or regulation or as a result of any misrepresentation or other breach of this Agreement made by Consultant.

c.

The Company hereby covenants and agrees to indemnify Consultant, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees incurred by any of them resulting from or arising out of any untrue statement of any material fact contained in any registration statement, prospectus or report filed by the Company with the U.S. Securities and Exchange Commission; or that arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or as a result of any misrepresentation or other breach of this Agreement made by the Company.

10.

MISCELLANEOUS PROVISIONS

a.

Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed as set forth heretofore, or to such other  address as either party may designate, upon at least ten (10) days' written notice, to the other party.

b.

Time.  Time is of the essence of this Agreement.

c.

Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

d.

Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

e.

Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

f.

Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

g.

Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

h.

Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

i.

Choice of Law. This Agreement shall be construed by and enforced in accordance with the laws of the State of Georgia.

j.

Entire Agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

k.

Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

l.

Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

m.

Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:		CONSULTANT
MISTER GOODY, INC.		ACORN MANAGEMENT PARTNERS, L.L.C.

Title: President		Title: President
By:	/s/ Joel Arberman	By:	/s/ Gregory Lowe
	SIGNATURE		SIGNATURE
	JOEL ARBERMAN		GREGORY LOWE
	PRINT NAME		PRINT NAME

Date: September 11, 2013